UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004 (November 10, 2004)

Braun Consulting, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-15213	36-3702425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 West Kinzie, Suite 1600

Chicago, Illinois 60610

(Address of principal executive offices) (Zip Code)

(312) 984-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

On November 10, 2004, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Braun Consulting, Inc., a Delaware corporation (the “Company”), Fair Isaac Corporation, a Delaware corporation (“Buyer”), and HSR Acquisition, Inc., a Delaware corporation (“Sub”), dated as of September 20, 2004, Sub merged with and into the Company (the “Merger”).  As a result of the Merger, the Company became a wholly owned subsidiary of Buyer and the Company’s common stock, par value $.001 per share, was delisted from the Nasdaq National Market and deregistered with the Securities and Exchange Commission (“SEC”).

Pursuant to the terms Merger Agreement, each outstanding share of the common stock of the Company, (the “Shares”) was converted (except for any shares of common stock owned by any holder who properly demanded appraisal rights) into and became the right to receive $2.34 in cash.  Each option to purchase Company common stock under any employee or director stock option or compensatory plan or other arrangement with the Company, whether or not exercisable at the time of completion of the merger, was assumed by Fair Isaac, and was converted into an option to acquire 0.0836 shares (rounded down to the nearest whole number) of Fair Isaac common stock.  The aggregate merger consideration paid by Buyer was approximately $40 million and was funded with internally available funds.

A more complete description of the Merger and the related transactions and agreements executed in connection therewith is contained in the Company’s Definitive Proxy Statement dated October 12, 2004 filed with the SEC and its Current Report on Form 8-K filed with the SEC on September 21, 2004, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On November 10, 2004, the Company issued a press release announcing the closing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation, and HSR Acquisition, Inc., incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on September 21, 2004.

99.1	Press Release dated November 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

BRAUN CONSULTING, INC.

Date: November 10, 2004	By:	/s/ Thomas A. Schuler
Senior Vice President and Chief Financial
Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation, and HSR Acquisition, Inc., incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on September 21, 2004.

99.1	Press Release dated November 10, 2004.